     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2006

                                                      REGISTRATION NO. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          THIRD WAVE TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in Its Charter)

                DELAWARE                                        39-1791034
      (State or Other Jurisdiction                           (I.R.S. Employer
    of Incorporation or Organization)                     Identification Number)

           502 SOUTH ROSA ROAD
           MADISON, WISCONSIN                                      53719
(Address of Principal Executive Offices)                        (Zip Code)

                                 2000 STOCK PLAN
                            (Full Title of the Plan)

                                    CINDY AHN
                          THIRD WAVE TECHNOLOGIES, INC.
                               502 SOUTH ROSA ROAD
                            MADISON, WISCONSIN 53719
                     (Name and Address of Agent for Service)

                                 (608) 204-2949
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                   Mark Busch
                   Kennedy Covington Lobdell & Hickman, L.L.P.
                       214 North Tryon Street, 47th Floor
                               Charlotte, NC 28202

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum     Proposed Maximum
   Title of Each Class of                               Offering Price Per   Aggregate Offering      Amount of
Securities to be Registered   Amount to be Registered          Share                Price         Registration Fee
------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 par
           value              3,138,552 shares (1)(2)        $2.63 (3)         $8,238,699 (3)          $881.54
  Preferred Stock Purchase
           Rights                 3,138,552 rights              (4)                  (4)                 (4)
------------------------------------------------------------------------------------------------------------------

(1) This registration statement registers 3,138,552 shares issuable under the 2000 Stock Plan.

(2) Also registered hereby are such additional and indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 31, 2006.

(4) The Common Stock, $0.001 par value includes the associated rights to purchase Preferred Stock that are attached to and trade with the shares of the Common Stock. Any value attributable to the rights to purchase Preferred Stock that are attached to and trade with shares of the Common Stock is reflected in the market price of the Common Stock. Accordingly, no separate filing fee is being paid with respect to such rights.

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 333-57664) and the Registration Statement on Form S-8 (File No. 333- 120169), filed by the Registrant on March 27, 2001 and November 2, 2004, respectively, with the Securities and Exchange Commission are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed (File Number 000-31745) with the Securities and Exchange Commission (the "Commission") by Third Wave Technologies, Inc. (the "Company") are incorporated herein by reference:

     (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005;

     (b) The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006;

     (c) The Current Reports on Form 8-K of the Company dated January 18, 2006, February 6, 2006, April 6, 2006 and April 17, 2006;

     (d) The description of (i) the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on January 23, 2001, including any amendments or reports filed for the purpose of updating such description, and (ii) the Preferred Stock Purchase Rights of the Company contained in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on November 30, 2001, as amended by Amendment No. 1 to such Form 8-A filed by the Company with the Commission on February 19, 2003, including any further amendments or reports filed for the purpose of updating such description; and

     (e) The Company's Registration Statement on Form S-8 (File No. 333-57664) and the Registration Statement on Form S-8 (File No. 333- 120169), filed on March 27, 2001 and November 2, 2004, respectively, by the Registrant with the Securities and Exchange Commission.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 8. EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 1st day of June, 2006.

                                        THIRD WAVE TECHNOLOGIES, INC.


                                        By: /s/ Kevin T. Conroy
                                            ------------------------------------
                                            Kevin T. Conroy
                                            Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin T. Conroy and Cindy Ahn, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of June 2006.

Name                                    Capacity
----                                    --------

/s/ Kevin T. Conroy
-------------------------------------
Kevin T. Conroy                         Director and Chief Executive Officer (principal
                                        executive officer)

/s/ Maneesh K. Arora
-------------------------------------
Maneesh K. Arora                        Chief Financial Officer (principal financial
                                        officer and principal accounting officer)

/s/ Gordon F. Brunner
-------------------------------------
Gordon Brunner                          Director

/s/ James Connelly
-------------------------------------
James Connelly                          Director

/s/ Lawrence Murphy
-------------------------------------
Lawrence Murphy                         Director

/s/ John Neis
-------------------------------------
John Neis                               Director

/s/ Lionel N. Sterling
-------------------------------------
Lionel Sterling                         Director

David A. Thompson
-------------------------------------
David A. Thompson                       Director

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number    Description of Exhibit
-------   ----------------------
4.1       2000 Stock Plan, as amended
4.2       Form of Stock Option Agreement
4.3       Form of Restricted Stock Purchase Agreement
5         Opinion of counsel as to legality of securities being registered.
23.1      Consent of counsel (contained in Exhibit 5)
23.2      Consent of Grant Thornton LLP, Independent Registered Public
          Accounting Firm
23.3      Consent of Ernst & Young LLP, Independent Registered Public Accounting
          Firm
24        Power of Attorney (see page II-5)